UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2015

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                Changes In Registrant’s Certifying Accountant

On September 11, 2015, Cubic Energy, Inc. (the “Company”) was notified that BDO USA, LLP (“BDO”) has resigned as the Company’s independent registered public accounting firm.

BDO was initially retained as the Company’s independent registered public accounting firm on July 14, 2014 to audit the Company’s financial statements as of and for the fiscal year ended June 30, 2014.  The audit report of BDO on the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO included a qualification as to its substantial doubt regarding the ability of the Company to continue as a going concern.

Since the time that BDO was retained as the Company’s independent registered public accounting firm and through September 11, 2015, there were (a) no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in connection with its opinion on the financial statements for such years or (b) except as set forth in the following paragraph, any “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

In September and October 2014, the Company identified material weaknesses in internal controls over financial reporting in connection with the Company’s (a) financial reporting and disclosure process (b) accounting for asset retirement obligations and (c) accounting for certain complex accounting transactions, all as more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

The Company provided BDO with a copy of this Current Report on Form 8-K, and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated September 17, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements, Pro Forma Financial Information and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

16.1	Letter from BDO USA, LLP dated September 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Executive Vice President and Secretary